Exhibit 99.1

NEWS RELEASE
www.vocaltec.com

MAGICJACK TO REVIEW CARNEGIE’S DIRECTOR NOMINEES

Acknowledges Announcement of Carnegie’s Intent to Submit an Unsolicited Proposal

WEST PALM BEACH, Fla. and NETANYA, Israel, January 6, 2017 -- magicJack VocalTec Ltd. (Nasdaq: CALL) (the “Company”), a leading VoIP cloud-based communications and UCaaS company, today acknowledged receipt of and issued the following response to the public statement by Carnegie Technologies Holdings, LLC and founder Paul M. Posner (“Carnegie”) announcing a slate of director nominees for election to the Company’s Board of Directors at the Company’s upcoming 2016 annual general meeting of shareholders and indicating its intent to submit a formal proposal to acquire all outstanding shares of the Company’s ordinary shares for $8.50 per share in cash.

“Carnegie has delivered a formal nomination notice to the Company nominating five candidates for election to the Company’s Board of Directors, and recommending two directors from the Company’s slate, at the Company’s 2016 annual general meeting of shareholders to be held on February 28, 2017, thereby attempting to obtain control of the Company’s Board of Directors despite controlling only approximately 1.6% of the Company’s ordinary shares.  The Company is currently reviewing these nominations in accordance with the Company’s corporate governance policies and the requirements of Israeli law.  The Board will present its recommendation with respect to the proposed Carnegie nominees in its forthcoming revised preliminary proxy statement to be filed with the Securities and Exchange Commission, which, when definitive, will be mailed to all shareholders eligible to vote at the 2016 annual general meeting of shareholders.  Shareholders may receive proxy solicitation materials from Carnegie. The Company’s Board notes that shareholders are not required to take any action prior to the receipt of definitive proxy materials from the Company and recommends they defer making any voting decisions until such time.

With respect to the potential offer to acquire the Company’s ordinary shares, the Company is committed to successfully executing on its strategic plan to deliver enhanced, long-term returns to all shareholders.  The Company will carefully review any formal proposal to acquire the Company’s shares, should one be submitted, to determine if such a proposal could maximize value for all shareholders.  Therefore, if and when Carnegie submits a formal acquisition proposal, the Board will consider such a proposal in consultation with its advisors and make a recommendation to the shareholders.  Shareholders do not need to take any action in that regard at this time.”

Vinson & Elkins L.L.P., Akerman LLP and Yigal Arnon & Co. are representing magicJack.

About magicJack VocalTec Ltd.
magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 11 million award-winning magicJack devices, which is now in its fifth generation, has millions of downloads of its free calling apps, and holds more than 30 technology patents. magicJack is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and number of states in which it is certified.

In March 2016, magicJack VocalTec Ltd. acquired Broadsmart, a leading hosted UCaaS (Unified Communication as a Service) provider for medium-to-large multi-location enterprise customers. Broadsmart has a track record of designing, provisioning and delivering complex UCaaS solutions to blue chip corporate customers on a nationwide basis. Broadsmart has expertise in servicing enterprises with hundreds-to-thousands of locations.

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2016 Annual Meeting.  The Company intends to file a definitive proxy statement and proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock and options is included in our SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website www.vocaltec.com in the section “Financial Information” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2015 Annual Meeting of Shareholders and its Annual Report on Form 10-K for the year 2015. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.vocaltec.com in the section “Financial Information.”

Forward-Looking Statements
Some portions of this press release, particularly those describing magicJack’s goals and strategies, contain “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. While magicJack is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include difficulty in marketing its products and services, maintaining and protecting brand recognition, protection of intellectual property, competition and other factors, any of which could have an adverse effect on the business plans of magicJack, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by magicJack that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-K and Form 10-Q, as filed with the SEC, as they may be amended from time to time. MagicJack undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For More Information:

Media
Phil Denning / Seth Potter
ICR, Inc.
561-749-2255
ir@vocaltec.com

Investors
Joe Mills / John Ferguson
Saratoga Proxy Consulting LLC
212-257-1311
jmills@saratogaproxy.com